STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

●	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

●	First: The name of the limited partnership is SQN Asset Income Fund V, L.P.

●	Second: The address of its registered office in the State of Delaware is

160 Greetree Dr., Ste 101 in the city of Dover

Zip code 19904. The name of the Registered Agent at such address is

National Registered Agents, Inc.

●	Third: The name and mailing address of each general partner is as follows:

SQN AIF V GP, LLC

100 Wall Street, 28th floor

New York, NY 10005

●	In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of 14 day of January, A.D. 2016.

By:	SQN AIF V GP, LLC
General Partner

By:	SQN Capital Management, LLC, its Manager

Name:	Matthew Leszyk, SVP
(type or print name)

/s/ Matthew Leszyk

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:26 AM 01/14/2016
FILED 10:26 AM 01/14/2016
SR 20160213472 – File Number 5936182